SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                         January 5, 1999 (June 30, 1998)

                            TIAA REAL ESTATE ACCOUNT
             (Exact name of registrant as specified in its charter)


         New York                   33-92990,             Not Applicable
         (State or other         333-13477 and             (IRS Employer
         Jurisdiction of           333-22809             Identification No.)
         incorporation)      (Commission File Nos.)

         c/o Teachers Insurance and Annuity
         Association of America
         730 Third Avenue
         New York, New York                                       10017-3206
         (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code (212) 490-9000



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ITEM 5.  OTHER EVENTS.

      The TIAA Real Estate Account (the "Account") has recently acquired additional properties for its portfolio. The properties are described below.

INDUSTRIAL PROPERTIES

On June 30, 1998, the Account purchased four industrial buildings in three master planned industrial parks located in the Chicago, Illinois metropolitan area for a combined purchase price of approximately $31.8 million. The properties total approximately 618,050 square feet.

On November 13, 1998, the Account purchased the UPS Distribution Facility in Fernley, Nevada (outside of the Reno/Sparks area) for a purchase price of approximately $10.9 million. The facility, a single-story warehouse/distribution building, is approximately 256,000 square feet.

On December 17, 1998, the Account purchased two industrial buildings in Hebron, Kentucky in the Cincinnati, Ohio metropolitan area for a combined purchase price of approximately $25.1 million. The properties are located in the Park West International master planned industrial park and total approximately 704,800 square feet.

On December 17, 1998, the Account purchased two industrial buildings in two master planned industrial parks located in the Riverside-San Bernardino County California metropolitan area for a combined purchase price of approximately $36.3 million. The properties total approximately 971,935 square feet.

On December 17, 1998, the Account purchased two warehouse/distribution buildings in Ontario, California for a purchase price of approximately $24.5 million. The properties total approximately 627,670 square feet.

On December 18, 1998, the Account purchased the FedEx Distribution Facility in Crofton, Maryland (outside of Washington, D.C.) for a purchase price of approximately $7.8 million. The facility, a single-story warehouse/distribution building, is approximately 111,193 square feet.

Set forth below are further details relating to each of these industrial facilities:

                               Building                                                                          Clear
                                 Size          Year                    Parking         Current       Office     Ceiling
Property                       (sq. ft.)       Built      Acreage      Spaces         Occupancy      Finish     Heights
--------                       ---------       -----      -------      ------         ---------      ------     -------

Chicago, Illinois
Glen Pointe Business Pk.
 Building V                      117,600        1997        7.2          170             100%           17%      26 ft.
 Building VII                     92,543        1997        5.4          197             100%           27%      24 ft.
Woodcreek Business Pk.
 Building III                    149,907        1995        9.1          199              80%*           5%      26 ft.
Rockrun Business Pk.
 Petco Building                  258,000        1998       13.2          203             100%            3%      30 ft.

                                                              2

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Fernley, Nevada
UPS Distribution
Facility                         256,000        1998         15          150             100%          3.3%      30 ft.

Hebron, Kentucky
Building C                       520,000        1998       26.1          383             100%           .8%      32 ft.
Building D                       184,800        1998       11.5          161              90%*          10%      28 ft.

Ontario and Mira
Loma, California
Timberland Building              414,435        1998       20.1          459             100%          1.9%      30 ft.
Park Mira Loma West              557,500        1998       30.8          418              83%*           3%      30 ft.

Ontario, California
5200 Airport Drive               404,500        1997       25.5          428             100%          4.0%      30 ft.
1200 S. Etiwanda Ave.            223,170        1998        9.5          245             100%          2.5%      30 ft.

Crofton, Maryland
FedEx Distribution
Facility                         111,193        1998         10          333             100%            8%      24 ft.


-----------------------------------------
* The Seller is providing a master lease for the vacant space (12 months for the Petco Building, 18 months for the Hebron, Kentucky building, and 12 months for Park Mira Loma West).

Although the terms vary under each industrial property lease, most of the expenses for operating each of the properties are either borne or reimbursed by the tenants. None of the properties are subject to a mortgage.

MULTI-FAMILY RESIDENTIAL PROPERTIES

Golfview Apartments - Lake Mary, Florida

On July 31, 1998, the Account purchased Golfview Apartments, a first-class garden apartment complex located in Lake Mary, Florida (15 miles from downtown Orlando) for a purchase price of approximately $28 million. The purchase included an adjacent developable one acre land parcel. The property is not subject to a mortgage.

Golfview Apartments was completed in 1998 and is located on approximately 31.6 acres of land. The complex contains 276 one, two, and three bedroom units in eighteen two-story buildings, with such amenities as a swimming pool with a spa, tennis courts, clubhouse and resident business center. The complex, which is in the final stages of its initial lease-up, is currently 90% occupied with monthly rents averaging $1,000 per unit. Rents are comparable with higher end competitive complexes and are not subject to rent regulation. The Account is responsible for the expenses of operating the property.

Indian Creek Apartments - Farmington Hills, Michigan

On October 8, 1998, the Account purchased the Indian Creek apartments, a first class garden apartment complex located in Farmington Hills, Michigan (25 miles from

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downtown Detroit), for a purchase price of approximately $17.0 million.  The property is not subject to a mortgage.

Indian Creek was built in 1988 and is located on 26.8 acres of land. The complex contains 196 one and two bedroom units in fifteen two-story buildings, with such amenities as clubhouse/leasing office with a fitness center, heated swimming pool and tennis court and 396 parking spaces. The complex is currently 95% occupied with monthly rents averaging $940 per unit. Rents are comparable with competitive complexes and are not subject to rent regulation. The Account is responsible for the expenses of operating the property.

Bent Tree Apartments - Columbus, Ohio

On October 22, 1998, the Account purchased the Bent Tree apartments, a first class garden apartment complex located in Columbus, Ohio (20 miles from downtown), for a purchase price of approximately $14.4 million. The property is not subject to a mortgage.

Bent Tree was built in 1987 and is located on 21.6 acres of land. The complex contains 256 one and two bedroom units in six two-story and four three-story buildings. Amenities include a clubhouse/leasing office with a fitness center, heated swimming pool, two tennis courts and 542 parking spaces. The complex is currently 95% occupied with monthly rents averaging $685 per unit. Rents are comparable with competitive complexes and are not subject to rent regulation. The Account is responsible for the expenses of operating the property.

The Bay Court at Harbour Pointe  - Mulkiteo, Washington

On December 17, 1998, the Account purchased The Bay Court at Harbour Pointe, a first class garden apartment complex located in Mulkiteo, Washington (23 miles from downtown Seattle), for a purchase price of approximately $35.1 million. The property is not subject to a mortgage.

The Bay Court was built in 1991 and is located on 27.3 acres of land. The complex contains 420 one, two and three bedroom units in twenty-seven three-story buildings, with such amenities as two recreation buildings with a leasing office, two heated swimming pools, a sports court and 744 parking spaces. The complex is currently 92% occupied with monthly rents averaging $861 per unit. Rents are comparable with competitive complexes and are not subject to rent regulation. The Account is responsible for the expenses of operating the property.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TIAA REAL ESTATE ACCOUNT

                                            By:  TEACHERS INSURANCE AND ANNUITY
                                                  ASSOCIATION OF AMERICA

Date: January 5, 1999                       By:  /s/ Peter C. Clapman
                                                 ------------------------------
                                                 Peter C. Clapman,
                                                 Senior Vice President and
                                                 Chief Counsel, Investments
                                                 (Authorized Signatory)















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